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September 15, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our reports dated February 12, 1999 and May 14, 1999 on our reviews of interim financial information of First Liberty Financial Corp. included in the Company's quarterly reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999 are incorporated by reference in BB&T Corporation's Registration Statement on Form S-4 dated September 15, 1999.

Very truly yours,

PricewaterhouseCoopers LLP